UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 30, 2021

BROOKFIELD REAL ESTATE INCOME TRUST INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-223022	82-2365593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

250 Vesey Street, 15th Floor, New York, New York	10281
(Address of principal executive offices)	(Zip Code)

(212) 417-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 30, 2021, Brookfield REIT Operating Partnership L.P. (the “Operating Partnership”), the operating partnership of Brookfield Real Estate Income Trust Inc. (the “Company”), and BUSI II-C L.P. (the “Brookfield Investor”), an affiliate of Brookfield Asset Management Inc. (together with its affiliates, “Brookfield”), entered into a subscription agreement (the “Subscription Agreement”) pursuant to which the Brookfield Investor agreed to purchase up to $83 million in Class E partnership units in the Operating Partnership (“Class E Units”) upon the request of the general partner of the Operating Partnership, of which the Company is the sole member (the “General Partner”), at one or more closings held prior to March 1, 2022 in a private offering exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or another available exemption under the Securities Act. The purchase price per Class E Unit purchased by the Brookfield Investor pursuant to the Subscription Agreement will be the Company’s most recently determined net asset value (“NAV”) per Class E Unit.

The Class E Units purchased by the Brookfield Investor pursuant to the Subscription Agreement will not be subject to the repurchase arrangement entered into by the Company, the Operating Partnership and the Brookfield Investor with respect to the Class E Units and shares of the Company’s Class E common stock that the Brookfield Investor received in connection with its previously disclosed contribution of certain interests in real estate property investments (collectively, the “Brookfield Portfolio”) to the Operating Partnership.

Pursuant to the Subscription Agreement, the General Partner has agreed to waive the twelve-month holding period set forth in Section 8.5(a) of the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Partnership Agreement”) with respect to Class E Units purchased by the Brookfield Investor pursuant to the Subscription Agreement. The Brookfield Investor will have the right to cause the Operating Partnership to redeem all or a portion of the Class E Units it purchases pursuant to the Subscription Agreement for, at the sole discretion of the General Partner, shares of the Company’s common stock, cash or a combination of both. Any redemption of Operating Partnership units will occur at a price based on the NAV of the Class E Units on the date of redemption. In the event the General Partner elects for the Brookfield Investor of such Operating Partnership units to be paid in shares of the Company’s common stock, the Company will pay the Brookfield Investor a number of shares with an aggregate NAV on the date of redemption equal to the aggregate NAV of the Class E Units being redeemed.

In addition, the Subscription Agreement provides that in the case of any redemption of a Class E Unit purchased by the Brookfield Investor pursuant to the Subscription Agreement at any time prior to the first anniversary of the date on which such Class E Unit was issued to the Brookfield Investor, a 2% redemption fee shall apply.

The foregoing description is a summary of terms of the Subscription Agreement and does not purport to be complete. The foregoing description is qualified in its entirety by reference to the full text of the Subscription Agreement, which is included as Exhibit 10.1 to this Current Report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Subscription Agreement, dated November 30, 2021, by and among BUSI II-C L.P. and Brookfield REIT Operating Partnership L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2021

BROOKFIELD REAL ESTATE INCOME TRUST INC.

By:	/s/ Michelle L. Campbell
Name: Michelle L. Campbell
Title: Secretary